NORTH PENN BANCORP, INC.

(a Pennsylvania stock corporation)

Up to 861,638 Shares

(Subject to Increase Up to 990,883 Shares)

COMMON STOCK ($0.10 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

                    , 2005

Ryan Beck & Co., Inc.

18 Columbia Turnpike

Florham Park, New Jersey 07932

Ladies and Gentlemen:

North Penn Bancorp, Inc. a Pennsylvania state-chartered stock corporation (the “Company”), North Penn Mutual Holding Company, a Pennsylvania state-chartered mutual holding company (the “MHC”) and North Penn Bank (the “Bank”) (references to the “Bank” include the Bank in the mutual or stock form, as indicated by the context) (collectively, the “Primary Parties”) hereby confirm, jointly and severally their agreement with Ryan Beck & Co., Inc. (the “Agent”). As of the date hereof, the MHC is in formation. Accordingly, the Bank agrees to cause the MHC to duly ratify, sign and deliver this Agreement upon completion of their formation at or prior to the Closing Date (as defined in Section 5 hereof), as follows:

1. The Offering. On December 6, 2004, the Board of Trustees of the Bank adopted an Amended and Restated Plan of Reorganization and Minority Stock Issuance (as subsequently amended and restated, the “Plan”) which provides for the reorganization of the Bank from a Pennsylvania state-chartered mutual savings bank into a two-tier mutual holding company structure (the “Reorganization”), the issuance of all of the Bank’s outstanding common stock to the Company, and the issuance of a majority of the outstanding Common Stock (as defined below) to the MHC. Upon completion of the Reorganization, the Bank will be a wholly owned subsidiary of the Company and the Company will be a majority owned subsidiary of the MHC. The Company is offering up to 861,638 shares of common stock, par value $0.10 per share (the “Shares” or “Common Stock”) subject to an increase without resolicitation up to 990,883 shares, in (i) a subscription offering (the “Subscription Offering”), and, if necessary, (ii) a community offering (the “Community Offering”) and (iii) a syndicated community offering (the “Syndicated Community Offering”), in connection with the Reorganization (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). A minimum of 636,863 shares of Common Stock must be sold in order to complete the Offering.

Upon completion of the Offering, the purchasers of Shares in the Offering will own 44.1% of the outstanding Common Stock, the MHC will own 53.9% of the outstanding Common Stock and the remaining 2% will be contributed to the North Penn Charitable Foundation, a charitable entity (the “Foundation”). The Company will issue the Shares at a purchase price of $10.00 per share (the “Purchase Price”).

In the Subscription Offering, non-transferable rights to subscribe for between 636,863 and 861,638 shares (subject to an increase without resolicitation up to 990,883 shares) of the Common Stock (the “Subscription Rights”) will be granted, in the following order of priority: (1) North Penn Bank depositors with $50.00 or more on deposit as of September 30, 2003; (2) our tax qualified employee stock benefit plans, including employee stock ownership plan; (3) North Penn Bank depositors with $50.00 or more on deposit as of December 31, 2004; and (4) North Penn Bank depositors as of                     , 2005; subject to the priorities and purchase limitations set forth in the Plan. The Company may offer Shares for which subscriptions have not been received in the Subscription Offering to members of the general public (with preference given to natural persons residing in Lackawanna and Monroe Counties, Pennsylvania) in the Community Offering. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered to selected members of the general public in the Syndicated Community Offering through a syndicate of registered broker-dealers managed by the Agent which are members of the National Association of Securities Dealers, Inc. (“NASD”).

It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as such term is hereinafter defined); that the purchase of Shares in the Offering is subject to minimum and maximum purchase limitations as described in the Prospectus; and that the Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering. If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number where applicable.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form SB-2 (File No. 333-121121) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission, and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In accordance with Section 115.1 of the Pennsylvania Banking Code of 1965, as amended, and a Policy Statement issued by the Pennsylvania Department of Banking (the “Department”) and 12 CFR Section 303.161(a) of the FDIC (such Department Policy Statement and the applicable FDIC regulations are hereinafter referred to together as the “Conversion Regulations”), the Bank has filed with the Department a Notice to Effect a Mutual Holding Company Reorganization and a Notice of Intent to Convert to Stock Form with the FDIC (collectively referred to as the “Applications”) for the Reorganization, including the Prospectus, and has filed such amendments thereto as may have been required by the Department and the FDIC. The Applications have been approved by the Department and the FDIC and the related Prospectus has been authorized for use by the Department and the FDIC. In addition, the Company and the MHC have filed with the Federal Reserve Board (“FRB”) an Application for Approval to Become a Bank Holding Company on Form FR Y-3 (the “Holding Company Application”) to acquire the Bank under the Bank Holding Company Act, as amended (“BHCA”) and the regulations promulgated thereunder. The Bank has also filed with the

Department an Application to Merge or Consolidate and a Bank Parity and Subsidiary Notice and filed an Interagency Merger Application under 12 USC ‘1828(c) with the FDIC (the “Interagency Merger Application”) to facilitate the Reorganization.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus dated                     , 2005 to be used in the Subscription Offering and Community Offering (if any), and if necessary, will deliver copies of the Prospectus and any amendment and supplement thereto for use in a Syndicated Community Offering, if any, as defined in the Prospectus.

2. Appointment of Agent. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Primary Parties with respect to the sale of the Shares in the Offering.

On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of this Agreement, the Agent accepts such appointment and agrees to consult with and advise the MHC, the Company and the Bank as to the matters set forth in the Engagement Letter (“Engagement Letter”), dated October 15, 2004, and any amendments or supplements thereto, between the Bank and Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Primary Parties that the Agent is not and will not be obligated to purchase any Shares and is not and will not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions for Shares in the Subscription Offering and Community Offering will be offered by means of order forms as described in the Prospectus. Except as provided in the last paragraph of this Section 2, the appointment of the Agent hereunder will terminate upon consummation of the Offering.

If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, under the terms and conditions set forth under the Master Selected Dealer Agreement attached hereto as Exhibit B, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering, if any.

The Agent agrees to make available to the MHC, the Company and the Bank for a period of 12 months following the consummation of the Reorganization its Strategic Advisory Services (“STARS”) program. If the Bank elects to participate in the STARS program, the Agent will meet with the Bank at its request and will provide advice and recommendations for the areas listed in Section 9 of the Engagement Letter (but not including (i) any in-depth merger and acquisition analyses or studies which are available under the Agent’s normal fee schedule, or (ii) advice for any specific merger, acquisition or other transaction). If the Bank elects to participate in the STARS program, the Agent will waive the regular retainer fee and hourly charges for the first 12 months of such participation. The Bank would be required, however, to reimburse the Agent for its reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses include travel, legal and other miscellaneous expenses. The Agent would not be permitted to incur any single expense in excess of $1,000 pursuant to this paragraph without the prior approval of the Bank. If negotiations for a transaction conducted during the 12-month participation period result in the execution of a definitive agreement and/or consummation of a transaction for which the Agent customarily would be entitled to a fee for its advisory or other investment banking services, the Agent shall receive a contingent advisory fee in accordance with the terms of a separate engagement letter to be entered into with respect to such transaction. Nothing in this Agreement shall require the Company or the Bank to obtain such financial advisory services from the Agent. After the completion of such 12-month participation period, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time.

3. Refund of Purchase Price. In the event that the Reorganization is not consummated for any reason, including but not limited to the inability to sell the Shares during the Offering (including any permitted extension thereof), this Agreement shall terminate and any persons who have subscribed for any of the Shares shall have refunded to them the full amount which has been received from such person, together with interest at the Bank’s current passbook rate, from the date payment is received to the date said refund is made as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant, and (ii) the Agent shall remain liable for any amount due pursuant to Sections 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

4. Fees. In addition to the expenses specified in Section 8 hereof, as compensation for the Agent’s services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

a.	A fee of $115,000, of which $40,000 has been paid prior to the date hereof and $75,000 will be paid at closing.

b.	If the Agent sells common stock through a selling group of broker-dealers in a Syndicated Community Offering, a management fee equal to 1.00% of the dollar amount of common stock sold in the Syndicated Community Offering, which fee along with the sales fee payable to selected dealers (which may include Ryan Beck) shall not exceed 5.00% of the aggregate Syndicated Community Offering sales.

In the event of a Syndicated Community Offering, the Company and the Bank, in consultation with the Agent, shall be authorized to determine which NASD member firms participate in the Syndicated Community Offering and the extent of their participation. The Agent shall not commence sales of Common Stock through members of the selling group of broker-dealers without the specific prior approval of the Company.

In the event that the Company and/or the Bank are required to resolicit subscribers for Shares in the Subscription and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and the Agent shall mutually agree to the dollar amount of additional fees due to the Agent, if any. No fee shall be payable to the Agent for stock sold in the Conversion Offerings to officers, directors, employees or immediate family of such persons (“Insiders”) and qualified and non-qualified employee benefit plans of the Insiders. The term “immediate family” includes spouse, siblings, parents and also children who reside within the same household as an officer, director or employee. Until any agreement called for by this paragraph is reached, the Agent shall not accrue expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent to be greater than as set forth in Section 8 hereof without the prior written consent of the Company or the Bank, which consent shall not be unreasonably withheld.

If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Agent shall not be entitled to receive the fee set forth in Sections 4(a) and 4(b), but the Agent shall be able to retain $25,000 for its advisory services, which have already been performed, plus reimbursement for its reasonable expenses pursuant to Section 8, including without limitation accounting, communication, legal and travel expenses.

5. Closing. If the minimum number of Shares required to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(i)) are subscribed for at or before the termination of the Offering, and the other conditions to the completion of the Reorganization are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering, on the Closing Date (as defined below), against payment therefore by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares in such authorized denominations and registered in such names as may be indicated on the subscription order forms directly to the purchasers thereof as promptly as practicable after the Closing Date. The Closing shall be held at the offices of special counsel to the Primary Parties, or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Standard Time, on the business day selected by the Company which business day shall be no less than two business days following the giving of prior notice by the Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent (the “Closing”). At the Closing, the Primary Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The Company shall promptly notify the Agent when funds shall have been received for the minimum number of shares of the Common Stock. The hour and date upon which the Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”

The Company and the Bank (or their respective agents) shall advise the Agent as to the allocation of shares of Common Stock should the final allocation not strictly correspond to the subscriptions received. The Agent shall have no liability to any party for the records or other information provided by the Company and the Bank (or their respective agents) to the Agent for use in allocating the shares of Common Stock.

6. Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to the Agent that, except as disclosed in the Prospectus:

(a) The Bank and the Company have, and as of the Closing Date, the MHC will have, all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. Subject to the receipt of member and regulatory approval, the consummation of the Reorganization, the execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank and, as of the Closing Date, will have been duly and validly authorized by all necessary corporate action on the part of the MHC and the Company. This Agreement has been validly executed and delivered by each of the Primary Parties, and is a valid legal and binding obligation of the Bank, the Company and the MHC, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b) The Plan has been approved by the Department and the FDIC.

(c) The Registration Statement which was prepared and filed by the Company and the Bank with the Commission, and was declared effective by the Commission on                     , 2005; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or to the knowledge of the Primary Parties threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Primary Parties for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Primary Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the captions “Market for the Common Stock” and “The Reorganization and Stock Offering—Marketing Arrangements,” or written statements or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent.

(d) The Notice to Effect a Mutual Holding Company Reorganization, including the Prospectus and the Merger Applications, was approved by the Department on                     , 2005; the Proxy Statement of the Bank relating to the special meeting of the members of the Bank at which the Plan shall be considered for approval by the Bank’s eligible voting members (the “Proxy Statement”) and the Prospectus (including any amendment or supplement thereto) was authorized for use by the Department, and at all times subsequent thereto until the Closing Date, the Notice to Effect a Mutual Holding Company Reorganization, including the Prospectus, did and will comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the Department (except as modified or waived in writing by the Department). At the time of the approval and at all times subsequent thereto until the Closing Date, the Notice to Effect a Mutual Holding Company Reorganization, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus contained in the Notice to Effect a Mutual Holding Company Reorganization under the captions “Market for the Common Stock” and “The Reorganization and Stock Offering—Marketing Arrangements” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent.

(e) The Bank has filed with the FDIC the Bank’s Interagency Merger Application for the merger between the Bank and North Penn Interim Two, a Pennsylvania stock savings bank, under 12 USC ‘1828(c) to facilitate the Reorganization. The Interagency Merger Application is accurate and truthful in all material respects. At or prior to the Closing Date, the Bank shall receive a written notice from the FDIC of its approval of the merger, such approval will remain in full force and effect and no order will be issued by the FDIC suspending or revoking such approval and no proceedings therefore have been initiated or threatened by the FDIC. At the date of such approval, the Interagency Merger Application complied in all material respects with all applicable provisions and regulations.

(f) The Plan has been duly adopted by the Board of Trustees of the Bank and the Board of Directors of the Company. At the Closing Date, the Plan will have been adopted by the Board of Directors of the MHC and the Company and the Board of Trustees of the Bank and approved by the depositors of the Bank, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Primary Parties by the Department, the FDIC, the FRB, the Commission, or any other regulatory authority and in the manner described in the Prospectus. No person has, or at the Closing Date will have, sought to obtain review of the final action of the Department, the FRB or the FDIC in approving the Plan, the Reorganization, the Applications, the Holding Company Application, or the Interagency Merger Application, or any related transaction or application in connection therewith. The Bank has adhered to all provisions contained in the Plan.

(g) The Company and the MHC have filed with the FRB the Holding Company Application for approval of its acquisition of the Bank under the BHCA, and the Holding Company Application is accurate and truthful in all material respects. The Company has received written notice from the FRB of their approval of the Holding Company Application and of the acquisition of the Bank; such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefore have been initiated or threatened by the FRB. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of the BHCA and the regulations promulgated thereunder.

(h) No order has been issued by the Department, the FDIC, the FRB, the Commission, or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or threatened.

(i) FinPro, Inc., which prepared the appraisal of the aggregate pro forma market value of the Company and the Bank on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties within the meaning of the 1933 Act and Conversion Regulations.

(j) McGrail Merkel Quinn & Associates, which certified the financial statements filed as part of the Registration Statement and the Applications, have advised the Primary Parties in writing that it is registered with the Public Company Accounting Oversight Board and with respect to each of the Primary

Parties, is an independent certified public accountant under the 1933 Act and rules and regulations promulgated thereunder and within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and any applicable regulations of the Department.

(k) The financial statements, schedules and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial condition and retained earnings of the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission, the standards of the Public Company Accounting Oversight Board and of the American Institute of Certified Public Accountants, as applicable, and generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods presented except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the Department, the FDIC and the FRB, except that the accounting principles employed in such regulatory filings conform to the requirements of the Department or the FDIC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(l) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the Primary Parties or of the Primary Parties considered as one enterprise, or in the earnings, capital, properties of the MHC, the Company or the Bank, whether or not arising in the ordinary course of business; (ii) there has not been any material decrease in equity capital or total assets of the Bank, any material increase in the liabilities of the Bank or in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure, by deed-in-lieu of foreclosure or loans characterized as “in substance foreclosure;” nor has the Bank issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; (iii) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business; (iv) except as disclosed in the Prospectus, there has been no material change in the management of the MHC, the Company or the Bank; (v) neither the MHC, the Company nor the Bank has defaulted in the payment of principal or interest on any outstanding debt obligations; and (vi) there has been no material adverse change in the Primary Parties’ relationship with their respective insurance carriers, including without limitation, cancellation or other termination of any of the Primary Parties’ insurance coverage. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus and none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(m) The Bank is a validly existing Pennsylvania chartered savings bank in mutual form of organization and upon the Reorganization will be a duly organized and validly existing Pennsylvania-chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses and permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or governmental authorizations individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, properties or business affairs of the Primary Parties taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except, as disclosed in the Prospectus or where the failure to be in compliance would not materially adversely affect the financial condition, earnings, capital, properties or business affairs of the Primary Parties taken as a whole; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties taken as a whole. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. Upon completion of the sale by the Company of the Shares and Reorganization as contemplated by the Prospectus and the Plan, (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company, and (ii) the Company will have no direct subsidiaries other than the Bank. The Reorganization will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the 1933 Act and any rules and regulations promulgated thereunder, the Conversion Regulations or letters of approval, and the Department’s regulations or letter(s) of approval, on the Closing Date all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the Commission, the Department, the FDIC, and the FRB if any, will have been complied with by the Primary Parties in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

(n) The Company is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires such a qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties taken as a whole. As of the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Primary Parties taken as a whole. As of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

(o) The Foundation has been duly authorized and incorporated and is validly existing as a non stock corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of the BHCA as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto (the “Foundation Shares”) as described in the Prospectus other than those imposed by the

Department and the FDIC; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

(p) As of the Closing Date, the MHC will be a duly organized and validly existing corporation under the laws of the Commonwealth of Pennsylvania, duly authorized to conduct its business and to own, lease and operate its property as described in the Registration Statement and the Prospectus, and will be duly qualified as a foreign corporation to transact business in each jurisdiction in which conduct of its business requires such qualifications, except where the failure to be so qualified would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties taken as a whole. As of the Closing Date, the MHC will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole. As of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect and the MHC will be in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

(q) The MHC does not, and as of the Closing Date, will not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(r) The MHC is not authorized to issue any shares of capital stock.

(s) The Bank is a member of the Federal Home Loan Bank of Pittsburgh (“FHLB-Pittsburgh”). The deposit accounts of the Bank are insured by the FDIC up to applicable limits and no proceedings for the termination or revocation of such insurance are pending or threatened. Upon consummation of the Reorganization, the rights of the members of the Bank in its mutual form shall be transferred to the MHC in accordance with the Plan and the requirements of the Conversion Regulations.

(t) Prior to the completion of the Reorganization, the Bank is not authorized to issue any shares of capital stock.

(u) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption “Capitalization” and, except for the shares of Common Stock held by MHC, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date, and the shares of Common Stock to be subscribed for in the Offering (including the Shares to be issued to the MHC) and the Foundation have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable. The issuance of the Shares and Foundation Shares is not subject to preemptive rights, except for the Subscription Rights granted pursuant to the Plan, and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus.

(v) The Bank and the Company are not, and as of the Closing Date, none of the Bank, the Company or the MHC will be in violation of their respective articles of incorporation or their respective bylaws (and the Bank will not be in violation of its articles of incorporation or bylaws in capital stock form upon consummation of the Reorganization), or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective property, may be bound. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Company, the MHC or the Bank pursuant to the articles of incorporation and bylaws of the Company and the MHC or the articles of incorporation, or bylaws of the Bank (either in mutual or capital stock form), or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order, (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole, or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

(w) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the Primary Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Primary Parties considered as one enterprise, and such agreements are in full force and effect. No other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties would or might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary

Parties, would have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole.

(x) The Primary Parties have good and marketable title to all assets which are material to the financial condition, earnings, capital, properties or assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole. All of the leases and subleases which are material to the businesses of the Primary Parties, as described in the Registration Statement or Prospectus, are in full force and effect.

(y) The Primary Parties are not in violation of any directive from the Department, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses. The Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Department, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or assets of the Primary Parties considered as one enterprise or, in the case of the Bank’s investment in real property, appropriate waivers have been obtained, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or threatened, which would adversely affect the Reorganization, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement and Prospectus, or which would result in any material adverse change in the financial condition, earnings, capital, properties or assets of the Primary Parties considered as one enterprise.

(z) Prior to the Closing Date, the Primary Parties shall have received an opinion of their special counsel, Patton Boggs LLP, with respect to the federal income tax consequences of the Reorganization and an opinion from McGrail Merkel Quinn & Associates with respect to the tax consequences of the Reorganization under the laws of the Commonwealth of Pennsylvania. The Primary Parties represent and warrant that the facts and representations upon which such opinions are based are truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

(aa) The Bank and the Company have each timely filed all required federal, state and local tax returns, and each has paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, and each has made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

(ab) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the issuance of the Shares, except for the approval of the Department, the FDIC, the FRB and the Commission and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

(ac) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement in connection with the Offering except for the Engagement Letter and as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering, and no person is being compensated in any manner for such services. The Primary Parties agree that appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Reorganization is not completed for whatever reason or for delivery of said funds to the Company if all the Shares are sold in accordance with the terms and conditions of the Prospectus.

(ad) Neither the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties has made any payment of funds to the Primary Parties as a loan to any person for the purchase of Shares, except for the Company’s loan to the North Penn Bank Employee Stock Ownership Plan (the “ESOP”), the proceeds of which will be used to purchase Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(ae) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended, and the USA Patriot Act and the regulations and rules thereunder.

(af) The Primary Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization.

(ag) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(ah) Neither the Primary Parties nor any properties owned or operated by any of the Primary Parties is in violation of or liable under any Environmental Law (as defined below); none of the Primary Parties has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations. No action, suit, proceeding, demand, claim, notice or investigation (including, without limitation, notices, demand letters or requests for information from any environmental agency) is instituted, pending, or, threatened, against the Primary Parties relating to the liability of any property owned or operated by any of the Primary Parties under any Environmental Law, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them. For purposes of this Agreement, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgement, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource) and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component. To the knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms as may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which such Primary Party has a security interest.

(ai) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole.

(aj) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.

(ak) As of the date hereof, the proposed articles of incorporation of the MHC have been filed with the Department as part of the Applications, but such articles of incorporation are not effective or otherwise in force.

(al) Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(am) The Primary Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. As of the Closing Date, the books, records and accounts and systems of internal accounting control of the Company and its subsidiaries will comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the Company will maintain “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely and recorded, processed, summarized and reported within the periods specified in the Commissions rules and forms.

6.B. Representations and Warranties of the Agent. Agent represents and warrants to the Primary Parties that:

(a) Agent is a corporation and is validly existing in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agent, and this Agreement is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

(c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Reorganization is completed or terminated shall maintain all licenses, approvals and permits necessary to perform such services.

(d) No action, suit, charge or proceeding before or by any court, regulatory authority or government agency or body is pending or to the best knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

(e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers, Inc.

(f) Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) to the extent applicable.

7. Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Agent as follows:

(a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement, or file any amendment or supplement to which such amendment or supplement Agent or its counsel shall reasonably object.

(b) The Primary Parties will not, at any time after the date any Applications are approved by the Department or the FDIC, file any amendment or supplement to such Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement, or file any amendment or supplement to which such amendment or supplement Agent or its counsel shall reasonably object.

(c) The Company will not, at any time after the Holding Company Application is approved by the FRB, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the non-confidential portions of such amendment or supplement, or file any amendment or supplement to which such amendment or supplement Agent or its counsel shall reasonably object.

(d) The Company will not, at any time after the Interagency Merger Application is approved by the FDIC, file any amendment or supplement to such Interagency Merger Application without providing the Agent and its counsel an opportunity to review the non-confidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(e) The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Applications to be approved by the Department and FDIC, and will immediately upon receipt of any information concerning the events listed below notify Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Applications, as amended, have been approved by the Department and/or the FDIC; (iii) when the Holding Company Application, as amended, has been approved by the FRB; (iv) of any comments from the Commission, the Department, the FDIC or the FRB, or any other governmental entity with respect to the Reorganization or the transactions contemplated thereby or by this Agreement; (v) of any request by the Commission, the Department, the FDIC or the FRB or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission, the Department, the FDIC or the FRB or any other authority of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission, the Department, the FDIC, the FRB or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in paragraph (f) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the Department, the FDIC, the FRB or any state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(f) The Primary Parties will deliver to Agent and to its counsel conformed copies of each of the following documents, with all exhibits: (i) each of the Applications as originally filed and of each amendment or supplement thereto; (ii) the Holding Company Application and the Interagency Merger Application as originally filed and each amendment or supplement thereto, and (iii) the Registration Statement, as originally filed and each amendment or supplement thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to Agent’s counsel as may be required for any Commission filings. In addition, the Primary Parties will also deliver to Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request. The Company authorizes Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner in connection with the sale of the Shares by Agent.

(g) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission, the Department, the FDIC, the FRB or the Conversion Regulations, and by the 1933 Act and the 1934 Act and any rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Department, the FDIC, the FRB or the Conversion Regulations, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934

Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(h) Each of the Primary Parties will immediately inform Agent of any event or circumstances of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties or in the reasonable opinion of Agent’s counsel, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their sole expense, prepare and file with the Commission, the Department, the FDIC and the FRB, and furnish to Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will timely furnish to Agent such information with respect to itself as the Agent may from time to time reasonably request.

(i) Pursuant to the terms of the Plan, the Primary Parties will endeavor in good faith, in cooperation with Agent, to register or to qualify the Shares for offer and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers or agents under the applicable securities or blue sky laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

(j) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without Agent’s prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

(k) For the period of three years from the date of this Agreement, the Company will furnish to the Agent upon request (i) a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including but not limited to reports on

Form 10-K or 10-KSB or 10Q or 10-QSB and 8-K and all proxy statements and annual reports to shareholders), (ii) a copy of each report of the Company mailed to holders of Common Stock or non-confidential report filed with the Commission, the Department, the FDIC, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Company is listed or quoted, (iii) each press release and material news item and article released by the Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request.

(l) The Primary Parties will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(m) The Company and the Bank will distribute the Prospectus or other offering materials in connection with the Offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the Shares are qualified for sale.

(n) Prior to the Closing Date, the Company shall register its Common Stock under Section 12(g) of the 1934 Act, as amended, and such Registration Statement will be effective on or prior to the Closing Date. The Company agrees to maintain the effectiveness of such registration for not less than three years.

(o) For so long as the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports, including annual reports and other information as are required to be furnished to its stockholders under the 1934 Act (including but not limited to consolidated financial statements of the Company and its subsidiaries, certified by independent public accountants).

(p) The Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

(q) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for orders to purchase Shares on an interest bearing basis at the rate described in the Prospectus until the Closing Date, and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the Department, the FDIC and the FRB or valid waivers thereof.

(s) The Company and the Bank shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Department, the FDIC, the FRB, the Commission, the 1933 Act and the 1934 Act, as amended and the rules regulations promulgated thereunder by the Commission pursuant to the 1934 Act to be complied with subsequent to the Closing Date. The Company agrees to comply with all provisions of all undertakings contained in the Registration Statement.

(t) The Primary Parties will not amend the Plan without notifying Agent and its counsel prior thereto.

(u) The Company shall provide the Agent with any information necessary to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(v) The Company will use its best efforts to maintain listing of the Shares on the OTC Electronic Bulletin Board.

(w) The Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by Agent.

(x) Immediately upon completion of the sale by the Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall have been formed pursuant to the Plan and shall own at all times more than 50% of the issued and outstanding shares of Common Stock, (ii) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Company, (iii) the Company shall have no direct subsidiaries other than the Bank, and (iv) the Reorganization shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed by the Commission, the Department, the FDIC, the FRB or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(y) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the Bank in accordance with the Conversion Regulations and the provisions of the Bank’s articles of incorporation and bylaws.

(z) Prior to the Closing Date, the Primary Parties will inform Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(aa) As of the Closing Date, the Primary Parties shall have completed all conditions precedent to the Reorganization in accordance with the Plan and shall have complied in all material respects with applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon it by the Department, the FDIC and the FRB.

(ab) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Reorganization specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon any of the Primary Parties by the Department, the FDIC and the FRB, the Commission or any other regulatory authority and in the manner described in the Prospectus.

(ac) The facts and representations provided to Patton Boggs LLP by the Bank and the Company and upon which Patton Boggs LLP will base its opinion under Section 9(b)(1) are and will be truthful, accurate and complete.

(ad) The Company agrees to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the SEC regulations promulgated thereunder.

(ae) The Company, the MHC and the Bank will comply with any and all terms, conditions, requirements and provisions with respect to the establishment and the operation of the Foundation imposed by the Department, the FDIC, the FRB or the Commission; the Company, the MHC and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code; the Company, the MHC and the Bank will take no action which will result in the possible loss of the Foundation’s tax exempt status; and none of the Company, the MHC or the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

8. Payment of Expenses. Whether or not the Reorganization is completed or the sale and exchange of the Shares by the Company is consummated, the Primary Parties will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the Commission and OTC, if any; (e) fees and expenses related to the preparation of the independent appraisal; and (f) the reasonable out-of-pocket expenses of Agent. In the event the Agent incurs such expenses, the Primary Parties shall pay or reimburse Agent for such fees and expenses regardless of whether the Reorganization is successfully completed. Agent will not incur any single expense of more than $1,000 pursuant to this paragraph without the prior approval of the Bank.

Notwithstanding the foregoing, the Primary Parties shall not be required to reimburse Agent for more than $25,000 in legal fees (other than legal out-of-pocket expenses), except with the prior approval of the Bank. Agent will not incur reasonable out-of-pocket expenses in excess of $15,000 without the consent of the Bank. The Bank acknowledges, however, that such caps may be increased by the mutual consent of the Bank and Agent in the event of any material delay in the Offering that would require an update of the financial information contained in the Registration Statement, as amended or supplemented, to reflect a period later than that set forth in the financial statements included in the original Registration Statement, as amended or supplemented. Not later than two days prior to the Closing Date, Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

9. Conditions to the Agent’s Obligations. The obligations of Agent hereunder and the occurrence of the Closing and the Reorganization, are subject to the condition that all representations and warranties and other statements of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission and the prospectus and proxy statement contained in the Applications and the Interagency Merger Application shall have been approved by the Department and the FDIC for mailing prior to the commencement of the Offering, the Holding Company Application shall have been approved by the FRB, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or threatened by the Department, the FDIC, the FRB, the Commission, or any other governmental body.

(b) At the Closing Date, Agent shall have received:

(1) The favorable opinion, dated as of the Closing Date, of Patton Boggs LLP, special counsel for the Primary Parties and/or local counsel acceptable to Agent in form and substance satisfactory to counsel for Agent to the effect that:

(i) The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification.

(ii) The Bank is a duly organized and validly existing Pennsylvania chartered savings bank in mutual form and immediately following the completion of the Reorganization will be a validly existing Pennsylvania chartered savings bank in permanent capital stock form of organization, in both instances with full power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into this Agreement; the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the Department, the FDIC and the FRB; the issuance and sale of the capital stock of the Bank to the Company in the Reorganization has been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, and, to the best of such counsel’s knowledge will be owned of record and beneficially by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind whatsoever.

(iii) The Bank is a member of the FHLB of Pittsburgh; the Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and no proceedings for the termination or revocation of such insurance are pending or to such counsel’s knowledge threatened.

(iv) The Foundation has been duly organized and is validly existing as a non-stock corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a bank holding company within the meaning of the BHCA as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to established the Foundation and to contribute the Foundation Shares thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Conversion, the Conversion Application or the Holding Company Application, copies of which were provided to the Agent prior to the Closing Date; and the issuance of the Foundation Shares to the Foundation is registered pursuant to the Registration Statement.

(v) Upon consummation of the Reorganization, the MHC will have been duly organized and will be validly existing as a Pennsylvania chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Prospectus.

(vi) Upon consummation of the Reorganization, (a) the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; (b) the shares of Common Stock of the Company issued to the MHC and the Foundation will have been duly and validly authorized for issuance and will be fully paid and nonassessable; and (c) the shares of Common Stock of the Company to be sold in the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be fully paid and nonassessable; the issuance of the shares of Common Stock is not subject to preemptive rights under the articles of incorporation, or bylaws of the Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document, except for the subscription rights under the Plan, and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor.

(vii) The Primary Parties have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby and by the Plan, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(viii) The Plan has been adopted by the board of trustees of the Bank and approved by the members of the Bank, in the manner required by the Conversion Regulations and the Bank’s articles of incorporation and bylaws.

(ix) The Applications have been approved by the Department and the FDIC. The FDIC has also approved the Interagency Merger Application. The FRB has approved the Holding Company Application and the purchase by the Company of all of the issued and outstanding capital stock of the Bank, and the Prospectus and the Proxy Statement have been authorized for use by the Department and the FDIC, and subject to the satisfaction of any conditions set forth in such approvals and clearance under applicable securities laws no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Reorganization.

(x) The purchase by the Company of all of the issued and outstanding capital stock of the Bank has been authorized by the Department and no action has been taken, or, is, pending or, to such counsel’s knowledge, threatened to revoke any such authorization or approval.

(xi) The Registration Statement is effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued, and, no proceedings for that purpose have been instituted or, to such counsel’s knowledge, threatened.

(xii) The material tax consequences of the Reorganization are set forth in the Prospectus under the caption “The Reorganization and Stock Offering - Material Income Tax Consequences,” and the information in the Prospectus under the caption “The Reorganization and Stock Offering - Material Income Tax Consequences” has been reviewed by such counsel and fairly describes such opinions rendered by such counsel and McGrail Merkel Quinn & Associates to the Primary Parties with respect to such matters.

(xiii) The terms and provisions of the Shares conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificates used to evidence the Shares are in due and proper form.

(xiv) At the time the Applications including the Prospectus contained therein was approved by the Department and the FDIC, the Applications, including the Prospectus contained therein complied as to form in all material respects with the requirements of the Conversion Regulations (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion). To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department and the FDIC approving the Applications.

(xv) At the time that the Registration Statement became effective the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

(xvi) The Plan has been duly adopted by the required vote of the trustees or directors of the Primary Parties, as the case may be, and by the Bank’s depositors.

(xvii) The information in the Prospectus under the captions “Regulation and Supervision,” “Federal and State Taxation,” “Restrictions on Acquisition of North Penn Bancorp”, “Description of North Penn Bancorp Capital Stock,” “The North Penn Charitable Foundation” and “The Reorganization and Stock Offering” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

(xviii) To such counsel’s knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Applications, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those filed as exhibits thereto in the Applications, the Registration Statement or the Prospectus. The description of the Applications, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

(xix) The Plan complies in all material respects with all applicable state and federal law, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; no order has been issued by the Department, the FDIC, the FRB or the Commission or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or to such counsel’s knowledge threatened by the Department, the FDIC, the FRB or the Commission or any state authority and, to such counsel’s knowledge no person has sought to obtain regulatory or judicial review of the final action of the Department and the FDIC approving the Plan, the Applications, or the approval by the FRB of the Holding Company Application or the FDIC of the Interagency Merger Application, or the Prospectus.

(xx) The Primary Parties have obtained all material licenses, permits and other governmental authorization currently required for the conduct of their businesses as described in the Registration Statement and the Prospectus and all such licenses, permits and other governmental authorizations are in full force and effect and to such counsel’s knowledge the Primary Parties are in all material respects complying therewith.

(xxi) None of the Primary Parties is in violation of its articles of incorporation and bylaws, or, to such counsel’s knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties considered as one enterprise; to such counsel’s knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Primary Parties pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Primary Parties is a party or by which any of them may be bound, or to which any of the property or assets of any of the Primary Parties are subject; and such action will not result in any violation of the provisions of the articles of incorporation or bylaws of any of the

Primary Parties, or result in any violation of any applicable federal or state law, act, regulation or order or court order, writ, injunction or decree.

(xxii) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.

(xxiii) The Company’s articles of incorporation and bylaws comply in all material respects with the laws of the Commonwealth of Pennsylvania. The MHC articles of incorporation and Bylaws comply in all material respects with the laws of the Commonwealth of Pennsylvania. The Bank’s articles of incorporation and bylaws comply in all material respects with the laws of the Commonwealth of Pennsylvania

(xxiv) The Bank has duly adopted Pennsylvania stock articles of incorporation and bylaws effective upon consummation of the Reorganization. The execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in any material violation of the provisions of the articles of incorporation, or the bylaws of any of the Primary Parties or any material violation of the regulations of the Department, FDIC or FRB, or to the such counsel’s knowledge, any order or court order, writ, injunction or decree that specifically names any of the Primary Parties.

The opinion may be limited to matters governed by the laws of the United States, and in the case of local counsel, the Commonwealth of Pennsylvania. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials, provided copies of any such opinion(s) or certificates of public officials are delivered to Agent and its counsel together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that Agent and its counsel is not justified in relying thereon.

Patton Boggs LLP shall also confirm that, to such counsel’s knowledge, there are no legal or governmental proceedings pending, or threatened (i) requiring to be disclosed in the Registration Statement and Prospectus, other than as disclosed therein, (ii) asserting the invalidity of this Agreement, or (iii) seeking to prevent the Reorganization or the offer, sale or issuance of the Shares.

(2) The letter of Patton Boggs LLP in form and substance to the effect that, during the preparation of the Registration Statement and the Prospectus, the Applications, the Holding Company Application, and the Interagency Merger Application, Patton Boggs LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to Agent, representatives of the independent public accounting firm for the Primary Parties and representatives of Agent at which the contents of the Registration Statement and the Prospectus, the Applications, the Holding Company Application, and the Interagency Merger Application, and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(1)) Patton Boggs LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Patton Boggs LLP that caused Patton Boggs LLP to believe that the Registration Statement at the time it was declared effective by the SEC and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

(3) The favorable opinion, dated as of the Closing Date, of Malizia Spidi & Fisch PC, counsel for Agent, with respect to such matters as Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Patton Boggs LLP.

(c) Concurrently with the execution of this Agreement, Agent shall receive a letter from (i) McGrail Merkel Quinn & Associates, dated the date hereof and addressed to Agent, such letter confirming that McGrail Merkel Quinn & Associates is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and the 1933 Act and the regulations promulgated thereunder, and no information concerning its relationship with or interests in the Primary Parties is required by the Applications or the Registration Statement, and stating in effect that in McGrail Merkel Quinn & Associates’ opinion the financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Trustees of the Bank and the Executive Committee and the Audit Committee of the Bank and any other minutes of the Bank, a review of the unaudited interim financial information as of and for the interim period ending September 30, 2004 and the quarter ended December 31, 2004 in accordance with Statement on Auditing Standards No. 100, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled “Recent Developments” are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus (or September 30, 2004, if such information does not appear in “Recent Developments”) to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing assets, borrowings (defined as advances from the FHLB of Pittsburgh, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Bank or decrease in assets, deposits, loan losses allowances or capital of the Bank or there was any decrease in net income, noninterest income, tax expense or net interest income of the Bank or any increase in noninterest expense as compared to the corresponding period in the preceding year which was material to the financial position or results of operations of the Primary Parties and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(d) At the Closing Date, the Agent shall receive a letter from McGrail Merkel Quinn & Associates, dated the Closing Date, addressed to Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 9, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

(e) At the Closing Date, counsel to Agent shall have been furnished with such documents and opinions as counsel for Agent may require for the purpose of enabling them to advise Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f) At the Closing Date, Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have carefully examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any event which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the Primary Parties independently or considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) each of the Primary Parties has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9; (v) no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Reorganization, the acquisition of all of the shares of the Bank by the Company, the acquisition by the MHC of shares of the Common Stock or the effectiveness of the Registration Statement has been issued and to their knowledge, no proceedings for any such purpose have been initiated or threatened by the Department, the FDIC, the FRB, the Commission, or any other federal or state authority; (vii) to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Department, the FDIC, the FRB in approving the Plan or to enjoin the Reorganization.

(g) At the Closing Date, Agent shall receive a letter from Fin Pro, Inc., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(h) None of the Primary Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or materially affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of the Primary Parties considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the Department or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been immediately disclosed to Agent) or which would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or assets of the Primary Parties considered as one enterprise; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or assets of the Primary Parties, considered as one enterprise; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or “blue sky” laws of the jurisdictions requested by the Agent.

(j) At or prior to the Closing Date, Agent shall receive (i) a copy of the letter from the Department and the FDIC authorizing the use of the Prospectus and approving the Applications and the Interagency Merger Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certificate from the Department evidencing the valid existence of the Bank, (iv) a certificate from the Commonwealth of Pennsylvania evidencing the good standing of the Company; (v) a copy of the letter from the FRB approving the Company’s Holding Company Application; (vii) certified copies of the Company’s and the Bank’s articles of incorporation and bylaws; (viii) a certificate of the FHLB of Pittsburgh evidencing the Bank’s membership therein, (viii) a certificate or other writing from the Department in form and substance reasonably satisfactory to Agent evidencing the valid existence of the MHC as of the Closing Date, and (ix) any other documents that Agent shall reasonably request.

(k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the United States financial markets if the effect of any of (i) through (iv) herein, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and of counsel for Agent. Any certificate signed by an officer of the Company or the Bank and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to Agent as to the statements made therein. If any condition to Agent’s obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, Agent shall be entitled to the compensation provided for in Section 4 hereto) or, if Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

10. Indemnification.

(a) The Primary Parties jointly and severally agree to indemnify and hold harmless Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Applications, the Interagency Merger Application, the Holding Company Application or any blue sky application or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors, and employees as broker-dealers or agents under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written or oral information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Applications (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Reorganization; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information made in reliance upon and in conformity with written information furnished to the Primary Parties by Agent or its representatives (including counsel) with respect to Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or preliminary or final Prospectus (or any amendment or supplement thereto) under the captions “Market for the Common Stock” and “The Reorganization and Stock Offering—Marketing Arrangements.”

(b) Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), the preliminary or final Prospectus (or any amendment of supplement thereto), the Applications (or any amendment of supplement thereto) or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Agent’s obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto),the preliminary or final Prospectus (or any amendment or supplement thereto), the Applications (or any amendment of supplement thereto) any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by Agent or its representatives (including counsel) expressly for use under the captions “Market for the Common Stock” and “The Reorganization and Stock Offering—Marketing Arrangements.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10, Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not be liable for any settlement of any claim against Agent (or its directors, officers, employees, affiliates or controlling persons), made without the Company’s consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of Agent, settle or compromise any claim against it based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Agent or its officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

11. Contribution.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or Agent, the Primary Parties and Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) Agent is responsible for that portion represented by the percentage that the fees paid to Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by Agent to the syndicate of registered broker-dealers managed by Agent (“Assisting Brokers”), bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Conversion Offerings, net of all expenses of the Offerings except Agent’s Fees, and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Conversion Offerings, net of all expenses of the Conversion Offerings except Agent’s Fees, received by the Primary Parties bear, with respect to Agent, to the total fees (not including expenses) received by Agent less the portion of such fees paid by Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 10(b) or this Section 9 which in the aggregate exceeds the amount paid

(excluding reimbursable expenses) to Agent under this Agreement less the portion of such fees paid by Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on Agent’s liability is essential to Agent and that Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Primary Parties and Agent under this Section 11 and under Section 10 shall be in addition to any duties, obligations and liabilities which the Primary Parties and Agent may otherwise have. For purposes of this Section 11, each of Agent’s and the Primary Parties’ officers and directors and each person, if any, who controls Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

12. Representations, Warranties and Indemnities to Survive Delivery. All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Primary Parties or Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

13. Termination. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a) In the event the Company fails to consummate the sale of the minimum number of the Shares by                     , 2005 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Primary Parties to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 3, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

(b) If any of the conditions specified in Section 9 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by Agent, this Agreement and all of Agent’s obligations hereunder may be canceled by Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

(c) If in Agent’s opinion, which opinion has been formed in good faith after reasonable consideration and determination of all relevant factors, there has been a failure to satisfactorily disclose all material information in the disclosure documents or the existence of market conditions specified in Section 9(k) has rendered the sale of the shares by the Company as contemplated hereby inadvisable, this Agreement and all Agent’s obligations hereunder may be canceled by Agent by notifying the Bank of such cancellation in writing at any time and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11.

(d) If Agent elects to terminate this Agreement as provided in this Section, the Bank shall be notified by Agent as provided in Section 14 hereof.

(e) If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Primary Parties shall pay Agent the fees earned pursuant to Section 4 and will reimburse Agent for its reasonable expenses pursuant to Section 8, including without limitation accounting, communication, legal and travel expenses.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan Beck & Co. Inc., 20 Ash Street, Conshocken, Pennsylvania 19004, Attention: Michelle Darcey (with a copy to James C. Stewart, Esq., Malizia Spidi & Fisch PC, 1100 New York Ave., N.W., Washington, D.C. 20005); notices to the Primary Parties shall be directed to North Penn Bank, 216 Adams Avenue, Scranton, Pennsylvania 18503, Attention: Frederick L. Hickman, President and Chief Executive Officer (with a copy to Corey D. O’Brien, Esq., Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037).

15. Parties. This Agreement shall inure to the benefit of and be binding upon Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

16. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

17. Construction. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

[SIGNATURE PAGE TO FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

NORTH PENN BANCORP, INC.
a Pennsylvania corporation

By:
Frederick L. Hickman
President and Chief Executive Officer

NORTH PENN MUTUAL HOLDING COMPANY
a Pennsylvania mutual holding company

By:
Frederick L. Hickman
President and Chief Executive Officer

NORTH PENN BANK
a Pennsylvania state chartered savings bank

By:
Frederick L. Hickman
President and Chief Executive Officer

The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set and above written.

RYAN BECK & CO., INC.

By:
Michelle Darcey
Director

[SIGNATURE PAGE TO AGENCY AGREEMENT]

EXHIBIT A

October 15, 2004

Mr. Frederick L. Hickman

President & CEO

North Penn Bank

216 Adams Avenue

Scranton, PA 18503

CONFIDENTIAL

Re:	Proposed Mutual Holding Company Formation – Advisory, Administrative and Marketing Services

Dear Mr. Hickman:

Ryan Beck & Co., Inc. (“RBCO”) is pleased to submit this engagement letter setting forth the terms of the proposed engagement between RBCO and North Penn Bank, (the “Institution” or the “Company”) in connection with the potential corporate reorganization of the Institution and sale of common stock by the Institution.

1.	BACKGROUND ON RYAN BECK

Ryan Beck & Co., Inc. was organized in 1946 and is one of the nation’s leading investment bankers for financial institutions. The firm is a registered broker-dealer with the Securities and Exchange Commission, a member of the National Association of Securities Dealers, Inc., Securities Industry Association and a member of the Securities Investor Protection Corporation. RBCO’s Financial Institutions Group is one of the nation’s largest such groups devoted solely to investment banking services for financial institutions.

2.	MUTUAL HOLDING COMPANY FORMATION AND STOCK OFFERING

The Institution is considering reorganization into a two-tier mutual holding company structure by forming a mutual holding company and middle-tier holding company (“Holding Company”) pursuant to applicable regulations. The common stock (the “Common Stock”) would be offered in a subscription offering with any remaining shares expected to be sold in a community offering and, if necessary, a syndicated community offering (collectively the “Offering”). In connection therewith, the

Frederick L. Hickman

North Penn Bank, Page 2

Institution’s Board of Directors would adopt a stock issuance plan (the “Plan”) regarding the reorganization and the Offering. RBCO proposes to act as financial advisor to the Institution with respect to the reorganization and Offering and as selling agent with respect to the Offering. Specific terms of services shall be set forth in a definitive agency agreement (the “Definitive Agreement”) between RBCO and the Institution to be executed on the date the offering document is declared effective by the regulatory authorities.

3.	SERVICES TO BE PROVIDED BY RYAN BECK

RBCO provides and helps coordinate advisory, administrative and marketing services in connection with thrift reorganizations and related stock offerings. Our existing team has worked together on numerous such transactions.

a. Advisory Services - As your investment banker, RBCO will work with you and your counsel to evaluate financial, marketing and regulatory issues. Our working knowledge of the law and “lore” of bank regulators, securities regulators and NASD is essential. Our legal, accounting and regulatory background is equally important.

Our specific advisory responsibilities include:

•	Advise with respect to business planning issues in preparation for a public offering;

•	Advise with respect to the choice of charter and form of organization;

•	Review and advise with respect to the stock issuance plan (e.g. sizes of benefit plan purchases; max purchase limits for investors);

•	Advise with respect to which trading venue the shares should trade on;

•	Review and provide input with respect to the business plan to be prepared in connection with the Offering;

•	Discuss the appraisal process and analyze the appraisal with the Board of Directors;

•	Participate in drafting the offering document and any proxy materials, and assist in obtaining all requisite regulatory approvals;

•	Develop a marketing plan for the subscription and community offerings, considering various sales method options, including direct mail, advertising, community meetings and telephone solicitation;

•	Develop a proxy solicitation plan, to include telephone calls and mailings;

•	RBCO does not offer data processing agent, printing and transfer agent functions. Costs of such services will be borne by the Institution and are subject to agreements signed by the Institution and each service provider. RBCO will work with the Institution to provide specifications and assistance in selecting these and any other professionals that will perform administrative functions in connection with the offering and the proxy solicitation process;

•	Develop a layout for the Stock Information Center (the “Center”), where stock order and proxy card processing occur;

•	Provide a list of equipment, staff and supplies needed for the Center;

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Frederick L. Hickman

North Penn Bank, Page 3

•	Draft marketing materials including letters, order form, advertisement, brochure. If a community meeting or road show is anticipated, we will help draft the presentation – saving you time and legal expense; and

•	Consulting with management, determine whether and when to assemble a selling group of selected local broker-dealers to assist in selling stock remaining after the community offering.

b. Administrative Services and Stock Information Center Management – RBCO manage all aspects of a thrift reorganization’s stock offering and proxy solicitation. Successful stock sale and vote results require thorough planning and an enormous amount of attention to detail. Our efforts are meant to avoid mistakes, costly surprises and lost opportunities. We identify key logistics, define responsibilities and create timetables to help avoid confusion among the many members of the working group. An offering also requires accurate and timely record keeping and reporting. Furthermore, customers must be handled professionally and their questions must be answered accurately.

The Stock Information Center is the “command center” during a stock offering. RBCO staff’s experience in managing many thrift minority stock offerings and full conversion offerings will help them minimize the burden on your management and staff. They will train and supervise the staff that you assign to the Center to help record stock orders, answer customer inquiries and participate in other activities of the Center.

Our administrative services include the following:

•	Provide experienced on-site RBCO registered representatives to manage and supervise the Center. All substantive stock offering and proxy vote matters and customer inquiries will be handled by RBCO;

•	Prepare procedures for processing proxies, stock orders and cash, and for handling requests for material;

•	Provide scripts and training for the telephone team who will solicit proxies and, if needed, help conduct a stock sales telemarketing effort;

•	Educate the Institution’s directors, officers and employees about the reorganization and Offering, their roles and relevant securities laws;

•	Train branch managers and customer-contact employees on the proper response to stock purchase and proxy vote inquiries;

•	Coordinate functions with and between the data processing agent, printer, transfer agent, stock certificate printer and other professionals;

•	Design and implement procedures for handling IRA and Keogh orders;

•	Supervise Center staff in proxy card and order processing and in proxy solicitation calling efforts;

•	Monitor the proxy vote response and, make any needed revisions to the calling/reminder mailing plan;

•	Prepare daily note and sales reports for management, ensuring funds received balance to the reports;

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North Penn Bank, Page 4

•	Manage the pro-ration process in the event of oversubscription;

•	Coordinate with Nasdaq and DTC to ensure a smooth closing and stock trading; and

•	Provide post-offering subscriber assistance.

c. Securities Marketing Services - RBCO uses various sales techniques including direct mail, advertising, community investor meetings, telephone solicitation, and if necessary, assembling a selling group of broker-dealers for a syndicated community offering. The sales approach for your stock offering will be tailored to fit your specific situation, in order to best mange the offering and attract a stockholder base comprised largely of community-oriented individuals loyal to the Institution.

Our specific marketing services include:

•	If applicable, assist management in developing a list of potential investors who are viewed as priority prospects;

•	The RBCO registered representatives at the Center will solicit orders from the eligible prospects described above;

•	Respond to questions related to information in the offering document and in any proxy materials, and answer investment-related questions;

•	If the sales plan calls for community meetings, participate in them. Community meetings can relieve customer anxiety and generate local publicity for the Offering;

•	Continually advise management on sales progress, market conditions and customer/community responsiveness to the Offering;

•	Prepare broker “fact sheets” and arrange “road shows” for the purpose of stimulating interest in the stock and informing the brokerage community of the particulars of the Offering; and

•	Contact other market makers to trade the stock in the after-market.

4.	COMPENSATION

For its services hereunder, the Institution will pay to RBCO a the following compensation:

a.	A fee of $115,000. In view of the long preparation phase prior to commencement of the Offering, this fee shall be payable as follows: $25,000 upon executing this letter; $15,000 upon the initial filing of the offering document and $75,000 upon closing of the reorganization and Offering. No fee shall be payable pursuant to this subsection in connection with the sale of stock to officers, directors, employees or immediate family of such persons (“Insiders”) and qualified and non-qualified employee benefit plans of the Institution or the Insiders.

b.

For stock sold by a group of selected dealers (including RBCO) pursuant to a syndicated community offering solely managed by RBCO (the “Selling Group”), a fee equal to two percent (2.00%) of the aggregate dollar amount of Common Stock sold in the syndicated community offering, which fee paid to RBCO, along with the fee payable directly by the Institution to the other selected dealers shall not exceed six percent (6.00%) of the aggregate dollar amount of Common Stock so sold. In consultation with RBCO, the Institution will determine which NASD member firms will participate in the Selling Group and the extent of their participation.

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Frederick L. Hickman

North Penn Bank, Page 5

RBCO will not commence sales of the Common Stock through the Selling Group without the specific prior approval of the Institution.

c.	If, pursuant to a resolicitation of subscribers undertaken by the Institution, RBCO is required to provide significant additional services, the parties shall mutually agree to the dollar amount of any additional compensation due.

The above compensation, less the amount of advance payments described in subparagraph a., is to be paid to RBCO at the closing of the Offering.

If, after adoption of the Plan, (i) the Plan is abandoned or terminated by the Institution; (ii) the Offering is not consummated by December 31, 2005; (iii) RBCO terminates this relationship because there has been a material adverse change in the financial condition or operations of the Institution since September 30, 2004; or (iv) immediately prior to commencement of the Offering, RBCO terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the offering document or other disclosure documents or market conditions exist which might render the sale of the Common Stock inadvisable; RBCO shall not be entitled to the compensation set forth above, but in addition to reimbursement of its reasonable out-of-pocket expenses as set forth in paragraph 7 below, shall be entitled to payment of $40,000 for its reorganization and proxy vote advisory services.

5.	MARKET MAKING

If applicable, RBCO agrees to use its best efforts to maintain a market and to solicit other broker-dealers to make a market in the Common Stock so that there will be at least three market makers for the Common Stock after the Offering.

6.	DOCUMENTS

The Institution and its counsel will complete, file with the appropriate regulatory authorities and, as appropriate, amend from time to time, the information to be contained in the Institution’s applications to banking and securities regulators and any related exhibits thereto. In this regard, the Institution and its counsel will prepare an offering document and any other necessary disclosure documents relating to the offering of the Common Stock in conformance with applicable rules and regulations. As the Institution’s financial advisor, RBCO will, in conjunction with counsel, conduct an examination of the relevant documents and records of the Institution and will make such other reasonable investigations as deemed necessary and appropriate under the circumstances. The Institution agrees to make all documents, records and other information deemed necessary by RBCO, or its counsel, available to them upon reasonable notice. RBCO’s counsel will prepare, subject to the approval of Institution’s counsel, the Definitive Agreement. RBCO’s counsel shall be selected by RBCO, subject to the approval of the Institution.

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Frederick L. Hickman

North Penn Bank, Page 6

7.	EXPENSES AND REIMBURSEMENT

The Institution will bear all of its expenses in connection with the reorganization and the Offering of Common Stock including, but not limited to: appraisal and business plan preparation; the Institution’s attorney fees; NASD filing fees; “blue sky” legal fees and state filing fees; services of the data processing agent, transfer agent, financial and stock certificate printers, auditors and accountants; advertising; postage; “road show” and other syndicated community offering costs; and all costs of operating the Stock Information Center, including hiring temporary personnel, if necessary. In the event RBCO incurs such expenses on behalf of the Institution, the Institution shall reimburse RBCO for such reasonable fees and expenses regardless of whether the Reorganization is successfully completed. RBCO will not incur any single expense of more than $1,000, pursuant to this paragraph without the prior approval of the Institution.

The Institution also agrees to reimburse RBCO for its reasonable out-of-pocket expenses, including legal fees and expenses, incurred by RBCO in connection with the services contemplated hereunder. In the subscription and community offering, RBCO will not incur legal fees (excluding the out-of-pocket expenses of counsel) in excess of $25,000 without the approval of the Institution. RBCO will not incur reimbursable direct out-of-pocket expenses in excess of $15,000 without the consent of the Institution. The parties acknowledge, however, that such cap may be increased by the mutual consent of the Institution and RBCO, including in the event of a material delay in the Offering which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering document. In addition, in the event of a syndicated community offering, the Institution will reimburse all reasonable out-of-pocket expenses incurred in connection with that offering phase. Not later than two days before closing, RBCO will provide the Institution with a detailed accounting of all reimbursable expenses of RBCO and its counsel to be paid at closing.

8.	BLUE SKY

To the extent required by applicable state law, RBCO and the Institution must obtain or confirm exemptions, qualifications or registration of the Common Stock under applicable state securities laws and NASD policies. The cost of such legal work and related state filing fees will be paid by the Institution to the law firm furnishing such legal work. The Institution will instruct the counsel performing such services to prepare a Blue Sky memorandum related to the Offering including RBCO’s participation therein and shall furnish RBCO a copy thereof, regarding which such counsel shall state RBCO may rely.

9.	AVAILABILITY OF “STARS” PROGRAM

As an additional service to the Institution, RBCO will make available for a period of 1 year following the completion of the Offering, advisory services through the RBCO Strategic Advisory Services (“STARS”) program. The undersigned will serve as the senior relationship manager for this program.

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Frederick L. Hickman

North Penn Bank, Page 7

If the Institution elects to avail itself of the STARS program, RBCO will meet with the Institution at its request. RBCO also will provide opinions and recommendations, upon request, for the areas covered below:

Valuation Analysis

Merger and Acquisition Planning and Analysis

Merger and Acquisition Trends

Planning, Forecasting & Competitive Strategy

Capital, Asset & Liability Structure & Management

Stock Repurchase Programs

Dividend Policy

Dividend Reinvestment Programs

Market Development and Sponsorship of Bank Securities

Financial Disclosure

Financial Relations

Financial Reports

Branch Sales and Purchases

Stock Benefit Plan Analysis and Advisory

Stockholder & Investor Relations Presentations & Programs

Fairness Opinions

Scanning of Potential Acquisition Candidates

Based on Published Statement Information

(This screening does not extend to any in-depth merger and acquisition analyses or studies, which are available under RBCO’s normal fee schedule, and does not include retention of RBCO by the Institution for any specific merger/acquisition situation.)

If the Institution elects to utilize the STARS program RBCO will waive the regular retainer fee and hourly charges for this program for the first year. The Institution also will reimburse RBCO’s reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses shall include travel, legal and other miscellaneous expenses. RBCO will not incur any single expense in excess of $1,000 pursuant to this paragraph without the prior approval of the Institution.

10.	INDEMNIFICATION

The Definitive Agreement will provide for indemnification of the type usually found in underwriting agreements as to certain liabilities, including liabilities under the Securities Act of 1933. The Institution also agrees to defend, indemnify and hold harmless RBCO and its officers, directors, employees and agents against all claims, losses, actions, judgments, damages or expenses, including but not limited to reasonable attorneys’ fees, arising solely out of the engagement described herein, except that such indemnification shall not apply to RBCO’s own bad faith, willful misconduct or gross negligence.

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Frederick L. Hickman

North Penn Bank, Page 8

11.	CONFIDENTIALITY

To the extent consistent with legal requirements and except as otherwise set forth in the offering document, all information given to RBCO by the Institution, unless publicly available or otherwise available to RBCO without restriction to breach of any confidentiality agreement (“Confidential Information”), will be held by RBCO in confidence and will not be disclosed to anyone other than RBCO’s agents without the Institution’s prior approval or used for any purpose other than those referred to in this engagement letter. Upon the termination of its engagement, RBCO will promptly deliver to the Institution all materials specifically produced for it and will return to the Institution all Confidential Information provided to RBCO during the course of its engagement hereunder.

12.	NASD MATTERS

RBCO has an obligation to file certain documents and to make certain representations to the National Association of Security Dealers (“NASD”) in connection with the Offering. The Institution agrees to cooperate with RBCO and provide such information as may be necessary for RBCO to comply with all NASD requirements applicable to its participation in the Offering. RBCO is and will remain through completion of the Offering a member in a good standing of the NASD and will comply with all applicable NASD requirements.

13.	OBLIGATIONS

Except as set forth below, this engagement letter is merely a statement of intent. While RBCO and the Institution agree in principle to the contents hereof and propose to proceed promptly and in good faith to work out the arrangements with respect to the Offering, any legal obligations between RBCO and the Institution shall be only: (i) those set forth herein in paragraphs 2, 3 and 4 regarding services and payments; (ii) those set forth in paragraph 7 regarding reimbursement for certain expenses; (iii) those set forth in paragraph 10 regarding indemnification; (iv) those set forth in paragraph 11 regarding confidentiality; and (v) as set forth in a duly negotiated and executed Definitive Agreement.

The obligation of RBCO to enter into the Definitive Agreement shall be subject to there being, in RBCO’s opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors: (i) no material adverse change in the condition or operation of the Institution; (ii) satisfactory disclosure of all relevant information in the disclosure documents and a determination that the sale of stock is reasonable given such disclosures; (iii) no market conditions which might render the sale of the shares by the Institution hereby contemplated inadvisable; and (iv) agreement that the price established by the independent appraiser is reasonable in the then-prevailing market conditions.

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Frederick L. Hickman

North Penn Bank, Page 9

14.	INDEPENDENT CONTRACTOR; NO FIDUCIARY DUTY

The Institution acknowledges and agrees that it is a sophisticated business enterprise and that RBCO has been retained pursuant to this engagement letter to act as financial advisor to the Institution solely with respect to the matters set forth herein. In such capacity, RBCO shall act as an independent contractor, and any duties of RBCO arising out of this engagement pursuant to this letter shall be contractual in nature and shall be owed solely to the Institution. Each party disclaims any intention to impose any fiduciary duty on the other.

15.	GOVERNING LAW

This engagement letter shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts executed and to be wholly performed therein without giving effects to its conflicts of laws principles or rules. Any dispute here under shall be brought in a court in the State of New Jersey.

16.	WAIVER OF TRAIL BY JURY

BOTH RBCO AND THE INSTITUTION WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

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Frederick L. Hickman

North Penn Bank, Page 10

Please acknowledge your agreement to the foregoing by signing in the place provided below and returning one copy of this letter to our office together with the retainer payment in the amount of $25,000. We look forward to working with you.

RYAN BECK & CO., INC.

BY:	/s/ Mark B. Cohen/BS
Mark B. Cohen
Managing Director

Accepted and Agreed to This 15th Day of October, 2004

____________________________

BY:	/s/ Frederick L. Hickman
Frederick L. Hickman
President & Chief Executive Officer

Accepted and Agreed to This 19th Day of October, 2004

cc:	Cory O’Brien
Patton Boggs, LLP

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EXHIBIT B

Master Selected Dealer Agreement

                    , 2005

Ryan Beck & Co., Inc.

220 South Orange Avenue

Livingston, New Jersey 07039

Gentlemen:

(1) General. We understand that Ryan Beck & Co., Inc. (“Ryan Beck”) is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”) or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term “preliminary prospectus” means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understanding between the parties hereto or their predecessors with respect to the subject matter hereof.

(2) Conditions of Offering, Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by

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telegram, telex, facsimile, e-mail, or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Ryan Beck. You may close the subscription books at any time in your sole discretion without notice, and you reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day’s prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(c) with respect to such Securities.

Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

(3) Representations, Warranties, and Agreements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), you shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Registered Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in a Registered Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document

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comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of “exempted securities” as defined in Section 3(a)(2) of the Securities Act (an “Exempted Securities Offering”), you shall provide us with such number of copies of each preliminary offering circular, the final offering circular and any supplement thereto relating to each Offering as we may reasonably request. We agree that we will comply with the applicable federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. We agree that in purchasing Securities pursuant to an offering circular we will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the “NASD”) and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(f) hereof.

(d) Stabilization and Overallotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree not to purchase and sell Securities for which an order from a client has not been received without your consent in each instance. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(c) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(c) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public

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offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

(e) Open Market Transactions. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

(f) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either (i) a member in good standing of the NASD, (ii) if not such a member, a foreign dealer not eligible for membership, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). If we are a member as described in (i), we agree that in making sales of the Securities we will comply with all applicable interpretative materials and Conduct Rules of the NASD, including, without limitation, Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and 2790 (relating to New Issues). If we are a foreign dealer as described in (ii), we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are citizens thereof or residents therein (other than through you), and in making sales of Securities outside the United States of America we agree to comply as though we were a member with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions), 2750 (relating to Transactions with Related Persons) and 2790 (relating to New Issues) as though we were such a member and to comply with Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a nonmember broker or dealer in a foreign country. In connection with an Exempted Securities Offering, if we are a Bank, we agree to also comply, as though we were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules. We further represent, by our participating in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

We further agree that, in connection with any purchase of Securities from you that is not otherwise covered by the terms of this Agreement (whether you are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to us, the preceding paragraph will be applicable.

(g) Relationship among Underwriters and Selected Dealers. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the

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Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. We authorize you, in your discretion, to execute and file on our behalf such evidence of that election as may be required by the Internal Revenue Service. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

(h) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions. We understand and agree that compliance with the securities or “blue sky” laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

(i) Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering, and the applicable laws, rules and regulations specified in Section 3(c) hereof. Without limiting the foregoing, (a) we agree that, at all times since we were invited to participate in an Offering of Securities, we have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) we represent that our incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by us of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

(j) Best Efforts Offerings. If you communicate to us that a particular offering is being made on a best efforts basis, then the terms in this Section 3(j) apply and other inconsistent terms in this Agreement do not apply.

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(i) The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with you and the issuer. The offering is designed to comply with applicable SEC rules, including Rules 15c2-4, 10b-9, and 15c6-1. See NASD Notice to Members 98-4, 87-61 and 84-7.

(ii) We represent and agree that we shall take necessary steps to comply with SEC Rules 15c2-4, 10b-9 and 15c6-1, including, but not limited to, depositing funds in a complying special account if funds are received before all closing conditions have been met. We also represent that we are aware that those who purchase in this best efforts offering are subject to the investor purchase limitations described in the prospectus or offering circular.

(4) Indemnification. We agree to indemnify and hold harmless Ryan Beck, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Ryan Beck or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, “Losses”) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability

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by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The indemnity agreements contained in this Section and the representations and warranties by us in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement, (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party, and (iii) acceptance of and payment for any Securities.

(5) Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days’ written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(c) and (e) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

(6) Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

(7) Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

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By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

Very truly yours,

(Name of Firm)

By:

Confirmed, as of the date first above written.

RYAN BECK & CO., INC.

By:
Lisa J. Schultz
Executive Vice - President

Execution Date:

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